EXHIBIT 23.1





                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ubarter.com Inc. of our report dated June 18, 1999, which is incorporated by reference in the Annual Report on Form 10-KSB of Ubarter.com Inc. for the year ended March 31, 1999.



/s/ Moss Adams, LLP

Seattle, Washington
August 19, 1999